UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Education Realty Trust, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500
April 9, 2008
Dear Stockholder:
     I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Tuesday, May 20, 2008, at 9:00 a.m. (Central Time) at Education Realty Trust’s (“EDR”) headquarters located in Memphis, Tennessee.
     At this year’s meeting, in addition to the election of five directors, you will be asked to ratify the appointment of Deloitte & Touche LLP as EDR’s independent registered public accounting firm for 2008.
     I urge you to vote, as the Board of Directors has recommended, for each of the director nominees. I also ask that you ratify the appointment of Deloitte & Touche LLP as EDR’s independent registered public accounting firm for 2008.
     Pursuant to the new “e-proxy” rules promulgated by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. Accordingly, we will mail, on or about April, 9, 2008, a Notice of Internet Availability of Proxy Materials to our stockholders of record at the close of business on April 1, 2008. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge. The e-proxy rules provide us the opportunity for cost savings on the printing and distribution of our proxy materials and we hope that, if possible and convenient for you, you will use them. However, the Notice of Internet Availability of Proxy Materials also provides instruction on how you can request a paper copy of these documents if you desire.
     Your vote is important. Whether or not you expect to attend the meeting, I encourage you to vote. Please sign and return your proxy card, or give your proxy authorization via the telephone or Internet prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.
Sincerely,
Paul O. Bower
Chairman of the Board of Directors,
Chief Executive Officer and President

530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
(901) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are invited to attend Education Realty Trust’s 2008 Annual Meeting of Stockholders:

When	9:00 a.m. (Central Time) on Tuesday, May 20, 2008.

Where	Corporate Headquarters, 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117.

Items of Business	• To elect five directors to serve until the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualify (Proposal 1);

• To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as EDR’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal
2); and

• To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	You are entitled to vote if you are a stockholder of record at the close of business on April 1, 2008.

Voting by Proxy or Proxy Authorization	The Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the Notice of Internet Availability of Proxy Materials for information on giving your proxy authorization over the Internet or by telephone. You may also request a paper proxy card to submit your vote by mail, if you prefer. If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign and return each proxy card you receive or give your proxy authorization over the telephone or on the Internet in order to ensure that all of your shares are represented and voted.

Recommendations	The Board of Directors recommends that you vote “FOR” each nominee for director and “FOR” Proposal 2.
By Order of the Board of Directors,

Randall H. Brown
Secretary
April 9, 2008
Memphis, Tennessee

EDUCATION REALTY TRUST, INC.
530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
PROXY STATEMENT FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS
     This Proxy Statement is furnished on behalf of the Board of Directors of Education Realty Trust, Inc., a Maryland corporation (“EDR,” “we,” “us” or “our”), for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.
     In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may give your proxy authorization by telephone or over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
     We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 9, 2008, to all stockholders entitled to vote at the Annual Meeting.
INFORMATION ABOUT THE MEETING
When is the Annual Meeting?
     The Annual Meeting will be held at 9:00 a.m., Central Time, on Tuesday, May 20, 2008.
Where will the Annual Meeting be held?
     The Annual Meeting will be held at EDR’s headquarters, located at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. To obtain directions to the Annual Meeting, you may call EDR’s Office at (901)259-2500.
What items will be voted on at the Annual Meeting?
     There are two matters scheduled for a vote if properly presented at the meeting:
     1. To elect five directors to serve until the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualify; and
     2. To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as EDR’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
     As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What are the Board of Directors’ recommendations?
     Our Board of Directors recommends that you vote:
•	“FOR” the election of each of the five nominees named herein to serve on the Board of Directors; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as EDR’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
Will EDR’s directors be in attendance at the Annual Meeting?
     EDR encourages, but does not require, its directors to attend annual meetings of stockholders. However, EDR anticipates that all of its current directors will attend the Annual Meeting.
INFORMATION ABOUT VOTING
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
     As permitted by the new rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report on Form 10-K available on the Internet. On April 9, 2008, we mailed a notice to stockholders containing instructions on how to access the proxy statement and annual report and vote online or over the telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
     Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Why did I receive these proxy materials?
     Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2008 Annual Meeting of Stockholders which will be held on May 20, 2008. Proxies are solicited to give all stockholders of record at the close of business on April 1, 2008, an opportunity to vote on matters that come before the annual meeting.
Who is entitled to vote at the Annual Meeting?
     Only stockholders of record at the close of business on the record date, April 1, 2008, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on April 1, 2008, EDR had 28,510,966 shares of common stock outstanding.
     Stockholders of Record: Shares Registered in Your Name. If on April 1, 2008 your shares were registered directly in your name with EDR’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.
     Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on April 1, 2008 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
     You may either vote “FOR” all the nominees to the Board of Directors or you may withhold your vote for all nominees or for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:
     Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting or by giving your proxy authorization over the telephone or on the Internet. In addition, you may request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials, and indicate your vote by completing, signing and dating the card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to attend the meeting, we urge you to vote by proxy or give your proxy authorization to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy or given your proxy authorization.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To give your proxy authorization on the Internet or over the telephone, follow the instructions for accessing the proxy materials provided in the Notice of Internet Availability of Proxy Materials.

•	To vote using a proxy card, you may request a proxy card from us as instructed in the Notice of Internet Availability of Proxy Materials and then simply complete, sign and date the proxy card you receive and return it promptly in the postage paid envelope provided. If your signed proxy card is received by close of business on May 19, 2008, we will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials from that organization rather than from EDR. You should follow the instructions provided by your broker, bank or other agent as to how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the Notice of Internet Availability of Proxy Materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
     On each matter to be voted upon, you have one vote for each share of common stock for which you are the stockholder of record as of the close of business on April 1, 2008.
What if I return a proxy card but do not make specific choices?
     If you request a proxy card and return the card signed and dated without marking any voting selections, your shares will be voted “FOR” the election of all five nominees for director and “FOR” the ratification of the appointment of Deloitte & Touche LLP as EDR’s independent registered public accounting firm for the fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his or her discretion.

Can I change my vote after I return my proxy card?
     Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attention: Randall H. Brown, Corporate Secretary; or

•	You may attend the Annual Meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How are votes counted?
     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and withheld votes, and, with respect to proposals other than the election of the five director nominees, “AGAINST” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.
     If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. Please note that brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, but may vote their clients’ shares on other proposals. Both Proposals 1 and 2 are routine matters. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.
How many votes are needed to approve each proposal?
•	The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of a director. Therefore, for the five director positions, the nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

•	To be approved, Proposal No. 2, the ratification of the appointment of Deloitte & Touche LLP as EDR’s independent registered public accounting firm for the fiscal year ending December 31, 2008, must receive more votes in favor of ratification than votes cast against. However, the Audit Committee is not bound by a vote either for or against the proposal. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.
How many shares must be present to constitute a quorum for the annual meeting?
     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. As of the close of business on April 1, 2008, the record date, there were 28,510,966 shares outstanding and entitled to vote. Thus, 14,255,484 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.
     Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
     Preliminary voting results will be announced at the Annual Meeting. Final results will be published in EDR’s quarterly report on Form 10-Q for the second quarter of 2008.
ADDITIONAL INFORMATION
How and when may I submit a stockholder proposal for EDR’s 2009 Annual Meeting?
     Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2009 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than December 10, 2008 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Bylaws. Proposals must be sent to our executive offices at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attention: Randall H. Brown, Corporate Secretary.
     Pursuant to Article II, Section 11 of EDR’s current Bylaws, stockholders wishing to submit proposals or director nominations that are to be considered at an annual meeting (whether or not included in our proxy materials) must have given timely notice thereof. To be timely for the 2009 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing at the address above, no earlier than November 10, 2008 and no later than 5:00 p.m., Central Time, on December 10, 2008. However, if EDR’s 2009 Annual Meeting of Stockholders is not held within 30 days of the anniversary date of this Annual Meeting, then you must notify our Corporate Secretary, in writing, not earlier than the 150th day prior to the date of the 2009 Annual Meeting of Stockholders and no later than 5:00 p.m., Central Time, on the later of (i) the 120th day prior to the date of the 2009 Annual Meeting of Stockholders or (ii) the 10th day following the day we make a public announcement of the date of the 2009 Annual Meeting of Stockholders. We also advise you to review EDR’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
     The Chairman of the 2009 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2009 Annual Meeting of Stockholders will confer discretionary voting authority with respect to any matter presented by a stockholder at that meeting for which EDR has not been provided with timely notice.
How can I obtain EDR’s Annual Report on Form 10-K?
     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, is available on our website at www.educationrealty.com. If you wish to have a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as a copy of any exhibit specifically requested, we will mail these documents to you without charge. Requests should be sent to Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov).
     The Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is not to be treated as part of the proxy solicitation materials.
Who is paying for this proxy solicitation?
     We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the Notice of Internet Availability of Proxy Materials, the posting of the proxy materials on the Internet and the cost of any requested mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
How many copies should I receive if I share an address with another stockholder?
     The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
     EDR and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attention: Randall H. Brown, Corporate Secretary, or by calling 901-259-2500. In addition, EDR will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the materials was delivered.
Who should I contact if I have any questions?
     If you have any questions about the Annual Meeting, these proxy materials or your ownership of EDR common stock, please contact Randall H. Brown, Corporate Secretary, at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, or by calling 901-259-2500.

CORPORATE GOVERNANCE
Director Independence
     As required under the New York Stock Exchange, or the NYSE, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Consistent with the requirements of the SEC, the NYSE, our Corporate Governance Guidelines and general corporate “best practices” proposals, our Board of Directors reviews all relevant transactions or relationships between each director, and EDR, senior management and our independent registered public accounting firm. During this review, the Board of Directors considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of EDR’s senior management or their affiliates. The Board of Directors consults with EDR’s corporate counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.”
     As a result of this review, our Board of Directors affirmatively determined that the following four of our five current directors are independent within the meaning of the applicable NYSE listing standards and our Corporate Governance Guidelines: Messrs. Barrow, Cahill, Weakley and Dr. Ford. Mr. Bower, our President and Chief Executive Officer, is not “independent” within the meaning of the NYSE listing standards.
     In determining that each of the non-management directors is independent, the Board considered the following relationship, which it determined was immaterial to the director’s independence: During 2007, Mr. Cahill served as a Corporate Vice President of Human Resources of FedEx Corporation. In the normal course of business, we use FedEx as an overnight courier. The Board of Directors concluded that this relationship is not material and does not otherwise impair, or appear to impair, Mr. Cahill’s independent judgment, and therefore does not prevent him from being independent.
Board and Committee Meetings; Attendance
     EDR encourages, but does not require its directors to attend annual meetings of stockholders. All of the directors attended the 2007 Annual Meeting of Stockholders. During 2007, every member of the Board of Directors attended at least 75% of the aggregate of (1) all board meetings and (2) all committee meeting for committees on which the director served. In 2007, the Board of Directors held 4 meetings, the Audit Committee held 8 meetings and each of the Nominating and Corporate Governance Committee and Compensation Committee held 4 meetings.
     In addition, our independent directors conduct regularly scheduled meetings without the presence of non-independent directors or management. Mr. Barrow, as lead director, serves as chairman for executive sessions of the independent directors and presides over these meetings.
Board Committees
     The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted charters for the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, which can be found on our website at www.educationrealty.com. EDR will also provide a copy of these documents to any person, upon request to Education Realty Trust, Inc., Investor Relations Manager, 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117.
     The Board of Directors has determined that each member of the Audit Committee meets the independence and financial sophistication requirements of the NYSE applicable to members of the Audit Committee, as well as the Audit Committee independence standards established by the SEC. Further, the Board of Directors has determined that Mr. Weakley, the Audit Committee Chairman, is an “audit committee financial expert,” as defined by the rules of the SEC. In addition, the Board of Directors has determined that all members of the Compensation Committee and the Nominating and Corporate Governance Committee meet the independence requirements of the NYSE.

     The current membership of and information about each committee of the Board of Directors is shown below.

Committee,
Current Members and
Number of Meetings Held	Committee Functions
Audit Committee	•	appoints our independent registered public accounting firm, oversees their work, reviews the scope of the audit to be conducted by them, as well as the results of their audit;

Current Members: Mr. Weakley (Chairman) Mr. Barrow Mr. Cahill	•	reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed;

8 Meetings in 2007	•	reviews and discusses with management and the independent registered public accounting firm various topics and events that may have significant financial impact on our business, and it reviews and discusses with management major financial risk exposure and steps that management has taken to monitor and control such exposure; and

	•	reviews the adequacy and effectiveness of our internal controls, internal audit procedures and disclosure controls and procedures, as well as our management’s reports thereon.

	•	reviews and approves all Interested Transactions with Related Persons pursuant to the Related Party Transactions Policies and Procedures

Nominating and Corporate Governance Committee	•	identifies, screens and recommends outstanding individuals who qualify to serve as members of the Board of Directors and recommends to the Board of Directors the director nominees for election or re-election by our stockholders at each annual stockholder meeting;

Current Members: Dr. Ford (Chairman) Mr. Barrow Mr. Weakley	•	reviews and makes recommendations to the Board of Directors regarding our corporate governance principles, including the structure, composition and functioning of the Board of Directors and all committees of the Board of Directors, oversight by the Board of Directors of management actions and reporting duties of management;

4 Meetings in 2007	•	reviews, approves and recommends to the Board of Directors any change in independent director compensation; and

	•	reviews procedures for meetings of the Board of Directors, including the appropriateness and adequacy of the information supplied to directors prior to and during Board of Directors meetings.

Committee,
Current Members and
Number of Meetings Held	Committee Functions
Compensation Committee	•	sets compensation for our Chief Executive Officer based on evaluation of his performance in light of goals and objectives set by the Compensation Committee;

Current Members: Mr. Cahill (Chairman) Mr. Barrow Dr. Ford	•	approves the compensation for our other executive officers based on the recommendations of the Chief Executive Officer;

4 Meetings in 2007	•	reviews general policies relating to compensation and benefits of our employees; and

	•	directs our 2004 Incentive Plan.
Nominating and Corporate Governance Committee Matters
     The Board of Directors has delegated to the Nominating and Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board of Directors. In its review, the Nominating and Corporate Governance Committee considers factors such as values and disciplines, ethical standards, age, diversity, background and skills, all in the context of an assessment of the perceived needs of the Board of Directors at that point in time. Other characteristics, including but not limited to, the director nominee’s material relationships with EDR, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director nominee’s qualification.
     Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board of Directors, the operating requirements of EDR and the long-term interests of EDR’s stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations, our Corporate Governance Guidelines and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to EDR during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.
     The Nominating and Corporate Governance Committee has evaluated and recommends each of the directors standing for election at the annual meeting.
     Director Compensation
     It is the role of the Nominating and Corporate Governance Committee, on behalf of the Board of Directors, to review, approve and recommend to the Board of Directors any changes to the compensation of independent directors. The Board of Directors and the Nominating and Corporate Governance Committee believe that director compensation should fairly compensate directors for work required in a company of EDR’s size and scope; the compensation should align directors’ interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

     At its November 13, 2006 meeting, the Nominating and Corporate Governance Committee approved increases in independent director compensation, which were recommended to and ratified by the Board of Directors. The Nominating and Corporate Governance Committee compared the current compensation to that of similar medium sized companies in the 2004 Conference Board survey and the 2003 FPL Advisory Group Survey and found that EDR independent director compensation was almost 60% behind the average. Annual stock awards to independent directors were also substantially behind the average. Accordingly, the Nominating and Corporate Governance Committee approved increases in independent director cash compensation and annual stock awards. Effective January 1, 2007, compensation of independent directors is:

Annual Cash Retainer	$24,000
Attendance Fee per meeting of Board of Directors	$2,000
Attendance Fee per meeting of Committee	$1,250
Additional Fee per meeting for Chairman of Audit Committee	$1,500
Additional Fee per meeting for Chairman of the Compensation and Nominating and Corporate Governance Committees	$500
Annual Stock Grant	1,000 shares
     We reimburse our independent directors for all reasonable expenses incurred in connection with their service on the Board of Directors. Directors who are employees of EDR or its subsidiaries will not receive compensation for their services as directors.
Compensation Committee Matters
     The Compensation Committee acts on behalf of the Board of Directors to establish the compensation of executive officers of EDR and provides oversight of EDR’s compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to EDR’s 2004 Incentive Plan. The Compensation Committee has the authority to engage outside advisors to assist in the performance of its duties, however, it may not delegate its authority to approve executive compensation or equity awards to others. The Compensation Committee did not utilize the services of a compensation consultant during 2007. The Compensation Committee’s primary processes for establishing and overseeing executive compensation, including the role of executive officers in determining or recommending executive compensation can be found under the section of this proxy statement entitled “Compensation Discussion and Analysis” below.
Nominations by Stockholders
     It is the Nominating and Corporate Governance Committee’s policy to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of EDR. The Nominating and Corporate Governance Committee will also consider any director candidate recommended by any stockholder if the recommendation is made in accordance with EDR’s charter, bylaws and applicable law. For deadlines and instructions on submitting proposals for the 2009 Annual Meeting of Stockholders, see the section in this Proxy Statement entitled “Additional Information —How and when may I submit a stockholder proposal for EDR’s 2009 Annual Meeting?” above.

Code of Ethics and Corporate Governance Guidelines
     Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted these documents in the Corporate Governance section of our website at www.educationrealty.com. EDR will provide a copy of these documents to any person, without charge, upon written request to Education Realty Trust, Inc., Investor Relations Manager, 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director will be promptly disclosed to stockholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our web site, or disclosure on Form 8-K. We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on EDR’s web site.
Communications with the Board of Directors
     We have established procedures for stockholders or other interested parties to communicate directly with the independent and non-management members of our Board of Directors. Such parties can contact the Board of Directors by mail at: Education Realty Trust, Inc. Board of Directors, 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117. All communications made by this means will be received directly by the chairman of the Audit Committee. Employees and others who wish to contact the Board of Directors or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using this address.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Shared Services Agreement
     In connection with our formation transactions, which occurred on January 31, 2005, we acquired the student housing business of Allen & O’Hara, Inc. (“Allen & O’Hara”), a company that is wholly owned by Paul O. Bower and his family, our Chairman, Chief Executive Officer and President. Prior to the completion of our formation transactions, Allen & O’Hara’s student housing business shared the cost of certain common services with Allen & O’Hara’s hotel properties operations, which we did not acquire and which continue to be operated by Allen & O’Hara. These services include human resources, information technology, accounting, legal, payroll, office space, office equipment and furniture and certain management personnel. We have entered into a shared services agreement with Allen & O’Hara to provide these services to Allen & O’Hara for the benefit of its hotel business in exchange for reimbursement to us of the fair value of the services performed, which were $186,000 for the period ended December 31, 2007. Because Mr. Bower and his family are the sole stockholders of Allen & O’Hara, he will realize any of the economic benefit of this agreement that is realized by Allen & O’Hara.
Related Party Transactions Policy and Procedure
     In March 2007, the Board of Directors approved a Related Party Transactions Policy. Under the Policy, the Audit Committee is to review the material facts of all Interested Transactions, as defined below, and either approve or disapprove of entry into the transaction, with the exception of certain Pre-Approved Transactions, as defined below. No director shall participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, as defined below, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee. An Interested Transaction is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).
     A Related Party is any (a) person who is or was (since the beginning of the last fiscal year for which the EDR has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of EDR’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).
     The Audit Committee has determined that certain types of transactions shall be deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. These pre-approved transactions include (1) employment of executive officers where compensation is required to be disclosed in the proxy or the executive officer is not an immediate family member of another executive officer or director of EDR, the related compensation would be reported in the proxy if the executive officer was a Named Executive Officer and the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation; (2) director compensation which is required to be disclosed in the proxy; (3) any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2 percent of that company’s total annual revenues; (4) any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2 percent of the charitable organization’s total annual receipts; (5) any transaction where the Related Party’s interest arises solely from the ownership of EDR’s common stock and all holders of EDR’s common stock received the same benefit on a pro rata basis (e.g. dividends); (6) any transaction involving a Related Party where the rates or charges involved are determined by competitive bids; (7) any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and (8) any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
     If an Interested Transaction will be ongoing, the Audit Committee may establish guidelines for EDR’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, on at least an annual basis, shall review and assess ongoing relationships with the Related Party to see that they are in compliance with the Committee’s guidelines and that the Interested Transaction remains appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Directors and Executive Officers
     The following table sets forth information as of April 1, 2008 regarding the beneficial ownership of our common stock by:
•	each of our directors and nominees for director;

•	each of our Named Executive Officers; and

•	all directors, nominees and executive officers as a group.
     The number of shares owned and percentage ownership in the following table is based on 28,510,966 shares of common stock outstanding as of the close of business on April 1, 2008. Except as otherwise indicated below, the address of each executive officer and director listed below is c/o Education Realty Trust, Inc., 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117.

	Number of Shares		Percentage of	Percentage of
	and Units Beneficially		Class-Shares	Class-Shares
Name of Beneficial Owner	Owned (1)		and Units Owned	Owned Only
Paul O. Bower	884,604	(2)	3.01%	*
Randall H. Brown	85,088	(3)	*	*
Craig L. Cardwell	96,729	(4)	*	*
William W. Harris	53,832	(5)	*	*
Thomas Trubiana	22,000	(6)	*	*
Monte J. Barrow	8,560		*	*
William J. Cahill, III	3,000		*	*
John L. Ford	3,000		*	*
Wendell W. Weakley	1,000		*	*

All directors, nominee(s) and executive officers as a group (11 persons)	1,237,935	(7)	4.19%	*

*	Less than 1% of the outstanding common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable upon the conversion of units of limited partnership interest in Education Realty Operating Partnership, LP (the “Operating Partnership”) or University Towers Operating Partnership, LP (the “University Towers Partnership”) are deemed outstanding for computing the percentage ownership of the person, entity or group holding the securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the tables have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2)	The shares shown as beneficially owned by Mr. Bower include: (i) 45,000 shares of restricted common stock that vest ratably over five years; (ii) 1,000 shares held jointly with his wife; (iii) 656,585 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership held by Allen & O’Hara, Inc., of which Mr. Bower and his family are the sole stockholders; (iv) 142 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership held directly by Mr. Bower; (v) 118,430 shares of common stock issuable upon the redemption of limited partnership units of University Towers Partnership held by Allen & O’Hara, Inc.; and (vi) 63,447 shares of common stock issuable upon the redemption of limited partnership units of University Towers Partnership held directly by Mr. Bower. The shares exclude 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in our Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock.

(3)	The shares shown as beneficially owned by Mr. Brown include: (i) 40,000 shares of restricted common stock that vest ratably over five years; (ii) 806 shares held jointly with his wife and (iii) 43,832 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership. The shares exclude 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in our Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock.

(4)	The shares shown as beneficially owned by Mr. Cardwell include: (i) 35,000 shares of restricted common stock that vest ratably over five years and (ii) 44,729 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership. The shares exclude 30,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for our common stock.

(5)	The shares shown as beneficially owned by Mr. Harris include: (i) 10,000 shares of restricted common stock that vest ratably over five years and (ii) 43,832 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership. The shares exclude 20,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for shares of our common stock.

(6)	The shares shown as beneficially owned by Mr. Trubiana include 10,000 shares of restricted common stock that vest ratably over five years. The shares exclude 20,000 profits interest units in Education Realty Limited Partner, LLC, which holds partnership interests in the Operating Partnership. Upon the occurrence of certain capital account equalization events, the profits interest units will become exchangeable for our common stock.

(7)	Includes 10,000 shares of restricted common stock beneficially owned by J. Drew Koester that vest ratably over five years. Includes 68,122 shares of common stock beneficially owned by Thomas J. Hickey including: (i) 10,000 shares of restricted common stock that vest ratably over five years, (ii) 43,832 shares of common stock issuable upon the redemption of limited partnership units of our Operating Partnership (iii) 12,690 shares of common stock issuable upon the redemption of limited partnership units of University Towers Partnership. Messrs. Koester and Hickey are executive officers, but not Named Executive Officers.
Beneficial Owners of More Than 5% of Common Stock
     The following table sets forth information regarding the beneficial ownership of our common stock by each person, or group of affiliated persons, who is known by us to beneficially own five percent or more of our common stock. The percentage of class owned in the following table is based upon 28,510,966 shares of common stock outstanding as of the close of business on April 1, 2008.

	Common Stock Beneficially Owned
	Number of Shares		Percentage of
Name and Address of Beneficial Owner	of Common Stock		Class
Cohen & Steers, Inc.	2,910,468	(1)	10.2%
Cohen & Steers Capital Management, Inc. 280 Park Avenue 10th Floor New York, NY 10017

The Bank of New York Mellon Corporation	2,393,102	(2)	8.4%
One Wall Street, 31st Floor New York, NY 10286

American Century Investment Management, Inc. American Centuries Companies, Inc.	2,258,084	(3)	7.9%
American Century Capital Portfolios, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111

FMR Corp.	2,189,570	(4)	7.7%
82 Devonshire Street Boston, MA 02109

The Vanguard Group, Inc.	1,738,698	(5)	6.1%
100 Vanguard Boulevard Malvern, PA 19355

GREH LLC Greenstreet Real Estate Holdings, L.P.	1,629,432	(6)	5.7%
GRST Realty Management Partners, LLC 2601 South Bayshore Drive, Suite 800 Coconut Grove, FL 33133

SV Realty LLC 1250 Fourth Street Santa Monica, CA 90401

	Common Stock Beneficially Owned
	Number of Shares	Percentage of
Name and Address of Beneficial Owner	of Common Stock	Class
ROCA Real Estate Securities Fund, L.P. ROCA Advisors, L.P.	1,440,000 (7)	5.1%
ROCA Advisors-GP, LLC 3501 Jamboree Road, Suite 500 Newport Beach, CA 92660

(1)	The indicated ownership is based solely on an amendment to the Schedule 13G filed with the SEC by the beneficial owners on February 13, 2008, reporting beneficial ownership as of December 31, 2007. The Schedule 13G was filed jointly by Cohen & Steers, Inc. (“Cohen & Steers”) and Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisers Act (“Capital Management”). Cohen & Steers holds a 100% interest in Capital Management. Cohen and Steers and Capital Management possessed sole voting power over 2,809,568 shares and sole dispositive power over 2,910,468 shares of EDR’s common stock.

(2)	The indicated ownership is based solely on an amendment to the Schedule 13G filed with the SEC by the beneficial owners on February 14, 2008 reporting beneficial ownership as of December 31, 2007. Of the 2,393,103 shares, The Bank of New york Mellon Corporation has sole voting power over 2,330,961 shares and sole power to dispose of 2,939,103 shares. The shares reported are beneficially owned by the following direct or indirect subsidiaries of The Bank of New York Mellon Corporation: (A) the following entities classified as Banks: The Bank of New York (parent holding company of Eastabrook Capital Management LLC; Gannett, Welsh & Kotler LLC); Mellon Bank, N.A. (parent holding company of The Dreyfus Corporation; Laurel Capital Advisors LLP; Mellon Trust of Delaware, N.A.); Mellon Trust of New England, N.A. and Mellon Trust of Washington; (B) the following entities classified as Investment Advisors: The Boston Company Asset Management LLC; Mellon Capital Management Corporation and Urdang Securities Management, Inc. and (C) the following entities classified as Parent Holding Companies: The Bank of New York Mellon Corporation; The Boston Company Holding LLC (parent holding company of Mellon Private Trust Company, N.A.; Mellon Trust of California; Mellon Trust of New York LLC and Mellon Trust of Washington); MAM (DE) Trust (parent holding company of MAM (MA) Holding Trust); MAM (MA) Holding Trust (parent holding company of Boston Safe Advisors, Inc.; Franklin Portfolio Associates LLC; Standish Mellon Asset Management Company LLC; The Boston Company Asset Management LLC); and MBC Investments Corporation (parent holding company of The Dreyfus Trust Company; Mellon Capital Management Corporation; Neptune LLC).

(3)	The indicated ownership is based solely on the Schedule 13G filed with the SEC by the beneficial owners on February 13, 2008, reporting beneficial ownership as of December 31, 2007. The Schedule 13G was filed on behalf of American Century Companies, Inc., a parent holding company (“American Century”), American Century Investment Management, Inc., an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(E) (“Investment Management”), and American Century Capital Portfolios, Inc., an investment company registered under Section 8 of the Investment Company Act (“Capital Portfolios”). Of the 2,258,084 shares, American Century has sole voting power of 2,197,243 shares and sole power to dispose of 2,258,084 shares; Investment Management has sole voting power of 2,197,243 shares and sole power to dispose of 2,258,084 shares; and Capital Portfolios has sole voting power of 1,565,951 shares and sole power to dispose of 1,565,951 shares.

(4)	The indicated ownership is based solely on an amendment to the Schedule 13G filed with the SEC by the beneficial owners on September 10, 2007, reporting beneficial ownership as of September 7, 2007. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 1,773,300 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined by the Securities Exchange Act of 1934, is the beneficial owner of 412,870 shares as a result of its serving as investment manager of institutional accounts owning such shares. Fidelity International Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution, is the beneficial owner of 3,400 shares.

(5)	The indicated ownership is based solely on an amendment to the Schedule 13G filed with the SEC by the beneficial owners on February 14, 2008 reporting beneficial ownership as of December 31, 2007. The Schedule 13G was filed jointly by The Vanguard Group, Inc. (“Vanguard”) and Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard. VFTC is the beneficial owner of 36,660 shares as a result of its serving as an investment manager of a collective trust account. VFTC directs the voting of these shares.

(6)	The indicated ownership is based solely on an amendment to the Schedule 13D filed with the SEC by the beneficial owners on February 14, 2008 reporting beneficial ownership as of December 31, 2007. The shares were purchased by Greenstreet Real Estate Holdings, L.P. (“Greenstreet”) who contributed all of the shares to GREH LLC (“GREH”). GREH has the sole power to vote and dispose of all 1,629,432 shares. Greenstreet is the sole member and manager of GREH, and in such capacity may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, the shares owned of record by GREH. GRST Realty Management Partners, LLC (“GRST”) is a general partner of Greenstreet and has the power to elect two of the members of the Board of Directors of Greenstreet, and in such capacity may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, shares that are, or may be deemed to be, beneficially owned by Greenstreet. SV Realty LLC (“SV”) ”) is a general partner of Greenstreet and has the power to elect two of the members of the Board of Directors of Greenstreet, and in such capacity may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, shares that are, or may be deemed to be, beneficially owned by Greenstreet

(7)	The indicated ownership is based solely on an amendment to the Schedule 13D filed with the SEC by the beneficial owners on February 14, 2008 reporting beneficial ownership as of December 31, 2007. ROCA Real Estate Securities Fund, L.P. (“ROCA Real Estate Fund”) has the sole power to vote or direct the vote, or to dispose or direct the disposition of all 1,440,000 shares owned. However, by virtue of being the general partners of ROCA Real Estate Fund, ROCA Advisors, L.P. may be deemed to be the beneficial of the shares owned by ROCA Real Estate Fund and to have sole power over the voting and disposition of the shares. Additionally, by virtue of being the general partner of ROCA Advisors, L.P., ROCA Advisors-GP, LLC may be deemed to be the beneficial of the shares owned by ROCA Real Estate Fund and to have sole power over the voting and disposition of the shares.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act, requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations from such executive officers, directors and stockholders with respect to the period from January 1, 2007 through December 31, 2007, we are not aware of any required Section 16(a) reports that were not filed on a timely basis except for the following:
•	A Form 4 filed on behalf of Mr. Trubiana on April 3, 2007 for a grant of immediately vesting restricted stock pursuant to his employment agreement on March 1, 2007.

•	A Form 4 filed on behalf of Mr. Hickey on May 9, 2007 for a purchase of 1,000 share in the open market on May 4, 2007.

•	Forms 4 filed on behalf of Messrs. Barrow, Weakley, Cahill and Dr. Ford on June 28, 2007 for annual grants to independent directors of restricted stock which are fully vested on the grant date on June 25, 2007.
     Copies of the insider trading reports can be found on the Investor Relation’s page of our corporate website at http://www.educationrealty.com, under the category “SEC Filings.”

EXECUTIVE OFFICERS
     The following individuals serve as our executive officers and other key employees:
     Paul O. Bower, age 65, has served as Chairman of our Board of Directors since July 2004. He is also our Chief Executive Officer and President. Mr. Bower joined our predecessor, Allen & O’Hara, Inc. (“Allen & O’Hara”), in July 1969, and from 1969 to 1977, he served as Assistant General Manager of Granville Towers (University of North Carolina), General Manager of The Towers (University of Wisconsin) and Summit Hall (West Virginia University), and Regional Director and Branch Manager of Allen & O’Hara’s student housing/foodservice group. In 1977, Mr. Bower was promoted to Vice President of the student housing group of Allen & O’Hara’s management services department, and he became Senior Vice President of that department in 1979. In 1994, Mr. Bower was named Senior Vice President of Management Contract Development, and in 1997 he was named Executive Vice President of Development. In January 1998, he became President and Chief Executive Officer of Allen & O’Hara. Mr. Bower holds the Certified Property Manager designation conferred by the Institute of Real Estate Management (IREM) and is a member of the Memphis Board of Realtors and the Association of College and University Housing Officers — International. Mr. Bower also serves on the Board of Directors of Youth Villages, a local private nonprofit organization dedicated to helping emotionally and behaviorally troubled children and their families.
     Randall H. Brown, age 50, is the Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Brown joined Allen & O’Hara as its Chief Financial Officer, Treasurer and Secretary in June 1999. Prior to joining Allen & O’Hara, Mr. Brown served as director of corporate finance for Promus Hotel Corporation (now part of Hilton Hotels Corporation). Prior to his promotion to director of corporate finance, Mr. Brown served as manager of capital analysis and planning for Promus. Mr. Brown began his career at PriceWaterhouse and also held various financial and accounting positions at International Paper Company, Holiday Inns, Inc. and PriceWaterhouse. Mr. Brown is a Certified Public Accountant (inactive), and is a member of the American Institute of Certified Public Accountants.
     Craig L. Cardwell, age 58, is an Executive Vice President and the President of Allen & O’Hara Education Services, Inc., which provides our management services. Mr. Cardwell was the Executive Vice President and Chief Investment Officer of EDR from February 2005 until December 2006. Mr. Cardwell joined Allen & O’Hara in 1971 and managed food service operations at residence halls located in California and Georgia through 1976. From 1977 to 1980, he served as General Manager of the Castilian (University of Texas). In 1980, Mr. Cardwell was promoted to Regional Director of Student Housing, and in 1984, he became Regional Director of Apartments. Commencing in 1993, Mr. Cardwell was responsible for the regional directorship of both student housing and apartments for Allen & O’Hara, and in 1998, Mr. Cardwell became Allen & O’Hara’s Vice President of Acquisitions. Mr. Cardwell is a member of the Memphis Chapter of the IREM. He formerly served as a member, board member, and president of the IREM’s Memphis chapter and as a governing counselor of the IREM and holds its Certified Property Manager designation. Mr. Cardwell was also founding director of the VECA community development corporation, a corporation founded to redevelop inner-city residential housing.
     William W. Harris, age 62, is the Senior Vice President of Development and the President of Allen & O’Hara Development Company, LLC (“AODC”), which is our development company. Mr. Harris joined Allen & O’Hara in 1982 and became its Vice President of Development in January 1986. Mr. Harris has over 25 years of experience in development, appraisal, consulting and mortgage finance. Prior to joining Allen & O’Hara, Mr. Harris served as Head of Development, Vice President of Real Estate Services for McAllister Associates, Inc. and Vice President of Gates Mortgage & Equity. Mr. Harris holds the MAI designation, the highest award granted by the Appraisal Institute, and has served as president of the Memphis Chapter of that organization. Mr. Harris is also a member of Lambda Alpha International, an honorary land economics society.
     Thomas J. Hickey, age 61, is the Senior Vice President of Operations. Mr. Hickey joined Allen & O’Hara in 1972 and has served as Assistant General Manager at Granville Towers (University of North Carolina), General Manager at Osceola Hall (Florida State University), General Manager of Fontana Hall (University of South Florida), and Regional Director of the housing/foodservice group of the management services department. Mr. Hickey was promoted to Vice President of the apartment group in 1983, Vice President of Operations in 1984 and he assumed responsibilities relating to Vice President of Management Services in 1988. Mr. Hickey is both a current member and past president of the Memphis chapter of the IREM. He also holds the Certified Property Manager designation conferred by IREM and served 14 years on the Board of The Diocese of Memphis Housing Corporation, six as its’ Chairperson.
     J. Drew Koester, age 37, is the Vice President, Assistant Secretary and Chief Accounting Officer. Mr. Koester joined Allen & O’Hara in September 2004. From January 1999 until September 2004, Mr. Koester served as Vice President of Finance for TruGreen Companies, LLC, a division of The ServiceMaster Company. From August 1998 until January 1999, Mr. Koester was a financial analyst at The ServiceMaster Company. Mr. Koester began his career at Deloitte & Touche LLP, and was a Financial Reporting Manager for Continental PET Technologies prior to joining The ServiceMaster Company. Mr. Koester is a Certified Public Accountant (inactive).
     Thomas Trubiana, age 56, is the Chief Investment Officer and Senior Vice President. Mr. Trubiana served as Senior Vice President of Development of AODC, our development company, from February 2005 until December 31, 2006. He served as a financial advisor to Eagle Strategies Corporation from June 2004 until joining us in February 2005. Mr. Trubiana served as President of American Campus Communities, Inc. from July 1997 until October 2003. Prior to serving as President of American Campus Communities, Mr. Trubiana served as Senior Vice President of Management Services for Cardinal/Lexford Realty Services. Mr. Trubiana began his career as a resident assistant at Allen & O’Hara in 1972, and was promoted to general manager, regional manager and finally director of development, before leaving Allen & O’Hara in 1987.
Key Employees
     Susan B. Arrison, age 57, is the Vice President of Human Resources. Ms. Arrison joined Allen & O’Hara as Vice President of Human Resources in 1980. In 1988, she became Vice President of Employment/ Employee Relations at National Bank of Commerce, and she served in that capacity for over eight years. In January 1996, Ms. Arrison returned to her role as Vice President of Human Resources at Allen & O’Hara. Ms. Arrison is a member of the Society of Human Resource Management.
     Wallace L. Wilcox, age 58, is the Vice President of Construction and Engineering. Mr. Wilcox joined Allen & O’Hara in 1980 and has served in various capacities in the areas of project management, maintenance and engineering. He became Vice President of Construction and Engineering for Allen & O’Hara in May 2000. For the past 28 years, Mr. Wilcox has supervised the construction and development of student housing communities as well as hotels, office buildings and churches.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction and Corporate Governance
     General Compensation Committee Matters
     Pursuant to its charter, our Compensation Committee reviews general policies relating to compensation and benefits of our executive officers and employees, sets corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluates the Chief Executive Officer’s performance in light of such goals and objectives and set the chief Executive Officer’s compensation based on this evaluation, sets the compensation of other executive officers after considering the recommendations of the Chief Executive Officer, directs our 2004 Incentive Plan and seeks to ensure that our executive compensation philosophy is consistent with EDR’s best interest. The Compensation Committee’s charter can be found on our corporate web site at http://www.educationrealty.com in the “Corporate Governance” section on the Investor Relations page. The Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the charter to the Board of Directors for approval.
     Compensation Consultant
     The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at EDR’s expense and upon terms established by the Compensation Committee. The Compensation Committee did not utilize a compensation consultant during 2007.
     Role of Executives in Establishing Compensation
     The Chief Executive Officer fills out an evaluation of each officer and makes recommendations regarding compensation for the executive officers to the Compensation Committee. The Chief Executive Officer presents his evaluations and salary recommendations to the Compensation Committee at the board and committee meetings generally held in November of each year. The Chief Executive Officer is available at the Compensation Committee meeting to answer any questions. After giving consideration to the Chief Executive Officer’s evaluations and recommendations, the Compensation Committee approves salaries of executive officers. The Compensation Committee discusses and approved the salary for the Chief Executive Officer at a meeting in which the Chief Executive Officer is not present.
     Compensation Committee Activity
     Our Compensation Committee held 4 meetings during 2007. At the August 15, 2007 meeting, the Compensation Committee increased the target bonus for Mr. Trubiana under the Incentive Compensation Plan for Executive Officers to 75% of base salary as a result of Mr. Trubiana’s move from the development department to the executive department. At the February 20, 2008 meeting, the Compensation Committee approved bonuses to be awarded based upon performance in 2007. Messrs. Bower, Brown, Cardwell, Harris and Trubiana were awarded bonuses of $175,000, $212,625, $168,210, $117,498, and $112,838 respectively.
Objectives of Compensation Programs
     Compensation Philosophy
     The Compensation Committee believes that a well-designed compensation program should align the goals of the stockholders with the goals of the executive, and that a significant part of an executive’s compensation, over the long term, should be dependent upon the value created for stockholders. Executives should be held accountable through their compensation for the performance of EDR, and compensation levels also should reflect the executive’s individual performance in an effort to encourage individual contributions to EDR’s performance. The compensation philosophy is designed to motivate executives to focus on operating results and create long-term stockholder value by:

•	establishing a plan that attracts, retains and motivates executives through compensation that is competitive with other publicly-traded real estate investment trusts, or REITs, of similar size;

•	linking a portion of the executives’ compensation to the achievement of EDR’s business plan by using measurements of EDR’s operating results and stockholder return; and

•	building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.
     Our Compensation Committee evaluates the effectiveness of its compensation programs by reviewing the performance of EDR as a whole and the individual officers of EDR. In doing so, the Compensation Committee takes into account EDR’s strategy, EDR’s fiscal performance both annually and for longer-term periods, as well as each executive’s individual goals and their attainment of such goals. To the extent that the Compensation Committee believes that changes to compensation programs are warranted, it will make changes to the plans as they conclude with respect to long-term incentive plans, and annually with respect to annual bonus plans.
     Benchmarking
     In setting compensation, the Compensation Committee utilized two surveys prepared by outside companies. The first was the Compensation Survey published by the National Association of Real Estate Investment Trusts, or NAREIT, and conducted by FPL Associates Compensation, a division of FPL Associate L.P. The survey is designed to provide real estate companies, specifically real estate investment trusts and real estate operating companies, with current information regarding competitive compensation levels and trends, as well as the design, features and administration of competitive benefits programs. The report provides information on four components of compensation: base salary, total annual cash compensation, long-term incentive value and total remuneration. A total of 95 companies participated in the survey.
     The second survey utilized by the Compensation Committee was the National Apartment Survey Report on Corporate/Regional Positions published by the National Multi Housing Council, or NMHC, and conducted by Watson Wyatt Data Services. Compensation data in the report is organized by position first on a national level and then smaller regional levels and provides information on annual salary and total compensation. A total of 101 organizations participated in the survey.
     In reviewing increases in compensation for Messrs. Bower, Brown, Cardwell and Harris in 2007, the Compensation Committee looked at (1) from the NAREIT survey, the median base salary, total cash compensation, long-term incentives and total remuneration for companies in the residential sector and companies with a market capitalization of less than $1 billion and (2) from the NMHC survey, the median base salary and total cash compensation for companies with revenue of less than $100 million, companies with less than 15,000 rental units managed and companies that are publicly traded. The Compensation Committee then took the average of both surveys and compared those averages to the current compensation of the various executive officers. In all cases, compensation paid by EDR was below the average.
     The Compensation Committee also looked at compensation by market average, companies with more than 500 employees, public companies, companies with assets of less than $1 billion and companies in the southeast region from the NMHC survey. For each executive officer position, the high and low were thrown out and an average of the remaining salaries was taken to compare to EDR executive compensation. In all cases, except for Messrs. Brown and Cardwell, executive compensation was below the average. Based in part upon this data, as further discussed below, the Compensation Committee approved increases to annual compensation effective January 1, 2007 to $350,000, $243,000, $189,000 and $170,000 for Messrs. Bower, Brown, Cardwell and Harris respectively.
     The surveys do not provide information on which companies participating in the survey fall into each category, therefore we are unable to provide a list of specific benchmark companies.
     Mr. Trubiana was not considered a Named Executive Officer at the time the Compensation Committee was reviewing salaries and therefore, his compensation was not benchmarked in the same manner as the rest of the executive officers. However, Mr. Trubiana also received a promotion and a raise from $140,000 to $170,000 effective January 1, 2007 to reflect his new role and responsibilities.
Elements of In-Service Compensation
     The executive compensation policies adopted by the Compensation Committee are structured to provide short- and long-term incentives for executive performance that promote continuing improvements in EDR’s financial results and returns to stockholders. The executive compensation system consists of three elements: (i) base salary; (ii) annual incentive bonus; and (iii) long-term compensation, which may include grants of restricted shares or profits interest units. The Compensation Committee does not allocate a fixed percentage of compensation to these elements.
     Base Salaries. Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to EDR’s long-term success, the Compensation Committee has determined that the base salaries of executive officers should approximate the average of those of executives of other equity REITs that compete with EDR for employees, investors and business. The Compensation Committee also takes into account the executive officers’ performance and tenure and EDR’s performance relative to similar size companies within the REIT sector. Base salaries for our senior executives are set by the Compensation Committee after considering recommendations by management and factors such as the nature and responsibilities of each executive’s position, the executive’s experience, the achievement of corporate goals, the achievement of individual goals and competitive industry compensation. Although we entered into new employment agreements effective January 1, 2008 (discussed below), base salaries in 2007 were based upon prior employment agreements effective as of January 31, 2005 (March 1, 2005 for Mr. Trubiana), with each of our Named Executive Officers. Each of the employment agreements provided for a three-year term, expiring on January 31, 2008 (March 1, 2008 for Mr. Trubiana), and automatically extended for additional one-year periods unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to the expiration thereof. The employment agreements provided for an annual base salary of $300,000, $225,000, $175,000, $140,000 and $135,000 for Messrs. Bower, Brown, Cardwell, Harris and Trubiana, respectively, subject in each case to an annual increase in accordance with our normal executive compensation practices as approved annually by our Board of Directors. The Compensation Committee approved executive salary increases for 2007. Effective January 1, 2007 executive base salaries were $350,000, $243,000, $189,000, $170,000 and $170,000 for Messrs. Bower, Brown, Cardwell, Harris and Trubiana, respectively.
     These employment agreements and the 2007 base salaries were approved and ratified by the Compensation Committee. Under the terms of EDR’s employment agreements, any increase in the base salaries for each executive officer will be determined by the Compensation Committee. The Compensation Committee has the authority to engage its own independent compensation consultant to assist in the determination of appropriate levels of compensation for executive officers; however, it did not do so during 2007.
     Bonus Plans. The Compensation Committee sets incentive bonus compensation for our senior executives. The Compensation Committee believes that EDR’s annual incentive bonus policies for executive officers provide a compensation package that is competitive with comparable equity REITs of similar size. Pursuant to their individual employment agreements, each Named Executive Officer is eligible for an annual incentive cash bonus under the Incentive Compensation Plan for Executive Officers (discussed below).
     In addition, during 2007, Messrs. Harris and Trubiana were eligible for a bonus award under the Student Housing Development Bonus Program (discussed below); however, they may only receive the maximum of the greater of the two. Bonuses under the Student Housing Development Bonus Plan are paid on a quarterly basis while awards under the Incentive Compensation Plan for Executive Officers are paid annually. If, at the end of the year, Mr. Harris or Mr. Trubiana, has received bonuses under this plan exceeding the amount that the Compensation Committee determined he should be awarded under the Incentive Compensation Plan for Executive Officers, he will not receive a bonus under the Incentive Compensation Plan for Executive Officers. However, if the amount of the bonuses received under the Student Housing Development Bonus Plan by Mr. Harris or Mr. Trubiana were less than the amount that the Compensation Committee determined he should be awarded under the Incentive Compensation Plan for Executive Officers, they would receive the difference between the two pursuant to the Incentive Compensation Plan for Executive Officers. As of January 1, 2008, Mr. Trubiana is no longer eligible to participate in the Student Housing Bonus Plan.

     At the February 20, 2008 Compensation Committee meeting, the Compensation Committee awarded bonuses related to 2007 performance to Messrs. Bower, Brown, Cardwell, Harris and Trubiana of $175,000, $212,625, $168,210, $117,498, and $112,838 respectively. During 2007, the bonus that Mr. Harris received from the Student Housing Development Bonus Plan exceeded the amount of the award he was eligible for under the Incentive Compensation Plan for Executive Officers; therefore, Mr. Harris only received the Student Housing Development Bonus. During 2007, Mr. Trubiana received $38,291 under the Student Housing Bonus Plan and the remaining $74,547 of the $112,838 he was eligible for under the Incentive Compensation Plan for Executive Officers.
     Incentive Compensation Plan for Executive Officers. The Compensation Committee believes that in order to motivate key executives to achieve annual strategic business goals related to both EDR’s overall performance and individual contributions to EDR’s performance, executives should receive annual incentive cash bonuses for their contributions in achieving these goals. Pursuant to their employment agreements, each executive officer is eligible for annual cash performance bonuses under the Incentive Compensation Plan for Executive Officers. Performance incentives are based on financial achievements measured at the consolidated company level and achievement of goals at the individual level, consisting of an evaluation of operating metrics and a formal evaluation of the achievements of each individual’s goals.
     There are two distinct components of the plan, each worth 50% of the target bonus: (1) pre-tax net operating income and (2) individual achievement of predetermined objectives. The following chart sets forth the correlation of the percentage of budgeted pre-tax net operating income to the bonus range percentage:
Pre-Tax Net Operating Income

Threshold	Target	Maximum
80%	100%	120%
Bonus Range

Threshold	Target	Maximum
25%	50%	75%
     The individual achievement component is determined by an achievement rating of 0% to 100%. The rating is based upon the achievement of individual goals written at the beginning of each fiscal year. The individual executive establishes these goals with assistance from the executive’s immediate supervisor. Goals are then reviewed and revised by the Chief Executive Officer. The goals are then presented to the Compensation Committee and the Board of Directors for approval. The Chief Executive Officer develops his own goals with input from members of the Board of Directors. These goals are reviewed and revised by the Compensation Committee and presented to the Board of Directors for approval. At its May 22, 2007 meeting, the Compensation Committee reviewed and approved the individual goals and objectives submitted for each executive.
     During 2007, Messrs. Bower, Brown and Cardwell were eligible for a target of 100% of base salary (50% of which is based upon the performance of EDR and 50% of which is based upon the performance of the executive in light of established goals and objectives). During 2007, Mr. Trubiana moved from the development department to the executive department at which time his target was increased from 50% to 75% of his base salary (50% of which is based upon the performance of EDR and 50% of which is based upon the performance of the executive in light of established goals and objectives). Mr. Harris was eligible for a target of 50% of base salary (50% of which is based upon the performance of EDR and 50% of which is based upon the performance of the executive in light of established goals and objectives). Executive officers qualify for the maximum award if EDR exceeds its budget for pre-tax net operating income by 120%. The actual award amounts are determined by our Board of Directors in accordance with the terms of a bonus plan adopted by the Board of Directors and on the same basis as our other executives (with appropriate adjustments due to title and salary).
     Student Housing Development Bonus Program. During 2007, Messrs. Harris and Trubiana were also eligible for the Student Housing Development Bonus Plan. This plan was designed to provide a meaningful financial incentive to the participants in the plan to encourage the successful development of student housing projects on time, within budget, and resulting in the actual receipt of substantial development fees. Messrs. Bower, Brown and Harris administer the plan. Under the plan, 5% of the cash collected for development fees and construction management fees during the year for student housing projects that qualify under the plan are allocated to those employees who work on each individual project. Bonuses are earned as the development fees are received by EDR and are paid to participants following the end of the calendar quarter in which the fees are received. During 2007, Mr. Trubiana moved from the development department to the executive department at which time Mr. Trubiana became ineligible to participate further in the Student Housing Development Bonus Plan.
     Long-Term Compensation. Because today’s business decisions affect EDR over a number of years, EDR’s performance and the long-term value of its shares are considered when determining long-term incentive awards. Grants of restricted shares and profits interest units, or PIUs (discussed below), are an important part of EDR’s long-term compensation plan. However, the Compensation Committee decided not to award any restricted stock or PIUs to executive officers based on EDR’s operating performance in 2007. The Compensation Committee felt that the cash compensation, including salary and bonus, to be received by the executive officers was sufficient relative to the performance of EDR.
     The Compensation Committee will, in the future, continue to consider the grant of restricted stock, PIUs or other equity-based awards under EDR’s 2004 Incentive Plan. The exact number and form of equity-based awards to be granted to executive officers and other employees is expected to vary depending on the position and salary of the employee and EDR’s success in delivering annual total stockholder returns. Any equity-based awards granted by EDR to executive officers and other key employees are expected to be designed to link compensation to EDR’s long-term performance and to vest over a period of time, such that the awards will encourage the employees to remain with EDR.
     Profits Interest Units. PIUs are units in Education Realty Limited Partner, LLC, a limited liability company controlled by us that holds a special class of partnership interests in Education Realty Operating Partnership, LP, our Operating Partnership. All participants must be employed by EDR for one year before being eligible to receive PIUs. Each PIU awarded is deemed equivalent to an award of one share of common stock under the 2004 Incentive Plan, reducing availability for other equity awards on a one-for-one basis. PIUs receive the same quarterly per unit distributions as one common unit of our Operating Partnership. This treatment with respect to quarterly distributions is similar to the treatment of restricted stock awards and restricted stock units.
     PIUs will not initially have full parity with common units of our Operating Partnership with respect to liquidating distributions. Upon the occurrence of specified capital equalization events, PIUs may, over time, achieve full or partial parity with common stock of our Operating Partnership for all purposes, and could accrete to an economic value equivalent to our shares of common stock on a one-for-one basis. If such parity is reached, vested PIUs may be exchanged into an equal number of shares of our common stock at any time. However, there are circumstances under which full parity would not be reached. Until such parity is reached, the value that may be realized for vested PIUs will be less than the value of an equal number of shares of our common stock, if there is any value at all.
     Holders of the PIUs are entitled to customary registration rights, including demand and piggyback registration rights, with respect to the shares of common stock that may be received by the PIU holders upon a conversion and/or exchange of the PIUs in accordance with the terms of the partnership agreement. EDR will bear all fees, costs and expenses of such registrations, other than underwriting discounts and commissions.
     The grant or vesting of PIUs is not expected to be a taxable transaction to recipients. Therefore, a recipient who wishes to hold incentive equity awards for the long term may be able to do so more efficiently with PIUs and ultimately enjoy a greater after-tax return when disposing of them. Conversely, EDR will not receive any tax deduction for compensation expense from the grant of PIUs. All PIUs are forfeited upon termination of employment for value.
     2004 Incentive Plan. The Education Realty Trust, Inc. 2004 Incentive Plan was adopted by our Board of Directors and approved by our sole stockholder effective on January 31, 2005. The 2004 Incentive Plan provides for the grant of stock options, restricted stock units, restricted stock, stock appreciation rights, other stock-based incentive awards and profits interest units to our employees, directors and other key persons providing services to us and our subsidiaries. The 2004 Incentive Plan initially reserved 800,000 shares of our common stock for issuance pursuant to the 2004 Incentive Plan, which amount may be increased annually on January 1st of each year so that the total number of shares reserved under the 2004 Incentive Plan is equal to 4% of the aggregate number of shares outstanding on the last day of the preceding fiscal year; provided that such annual increase generally may not exceed 80,000 shares. As of December 31, 2007, there were 760,000 shares available for issuance under the 2004 Incentive Plan. The number of shares reserved under the 2004 Incentive Plan is also subject to any adjustments for changes in our capital structure, including share splits, dividends and recapitalizations.
     During the year ended December 31, 2007, EDR issued 4,000 shares to Tom Trubiana pursuant to his employment agreement and 4,000 shares to its independent directors as part of its director compensation. The 2007 issuances vested immediately.
Employment Agreements
     During 2007, each of our Named Executive Officer’s employment was governed by an employment agreement entered into with us and effective as of January 31, 2005 (March 1, 2005 for Mr.Trubiana) (the “2005 Employment Agreements”). The 2005 Employment Agreements required each of our Named Executive Officers to devote substantially full-time attention and business time to our affairs. Each of the 2005 Employment Agreements provided for a three-year term, expiring on January 31, 2008 (March 1, 2008 for Mr. Trubiana), and automatically extended for additional one-year periods unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to the expiration thereof.
     The 2005 Employment Agreements provided for:
•	an annual base salary of $300,000, $225,000, $175,000, $140,000 and $135,000 for Messrs. Bower, Brown, Cardwell, Harris and Trubiana, respectively, subject in each case to an annual increase in accordance with our normal executive compensation practices as approved annually by our Board of Directors. Mr. Trubiana’s salary was increased with his promotion effective January 1, 2007 to $170,000 and the Compensation Committee approved increases for 2007 in base salary for Messrs. Bower, Brown, Cardwell and Harris to $350,000, $243,000, $189,000 and $170,000, respectively;

•	eligibility for annual cash performance bonuses under the Incentive Compensation Plan for Executive Officers as follows: (a) for Messrs. Bower, Brown and Cardwell, a target of 100% of base salary (50% of which based on the performance of EDR and 50% of which is based on the performance of the executive in light of previously established goals and objectives) and (b) for Messrs. Harris and Trubiana[1], a target of 50% of base salary (50% of which is based on the performance of EDR and 50% of which is based on the performance of the executive in light of previously established goals and objectives) The actual award amounts are determined by our Board of Directors in accordance with the terms of a bonus plan adopted by the Board of Directors and on the same basis as our other executives (with appropriate adjustments due to title and salary). In addition Messrs. Harris and Trubiana are eligible for the Student Housing Development Bonus, which allocates 5% of the development and construction fees throughout the year to eligible participants. While Messrs. Harris and Trubiana are eligible for both plans, they may only be awarded the greater of the two (a more detailed discussion of each plan can be found in the section of this proxy entitled “Elements of In-Service Compensation —Bonus Plans”); and

•	participation in other employee benefit plans available to all employees.
     Under the terms of their 2005 Employment Agreements, Messrs. Bower, Brown, Cardwell, Harris and Trubiana were granted 45,000 shares, 40,000 shares, 35,000 shares, 10,000 shares and 10,000 shares, respectively, of restricted stock vesting ratably over five years. The shares granted to Messrs. Bower, Brown, Cardwell and Harris were granted January 31, 2005 and valued at $16.79 per share. The shares granted to Mr. Trubiana were granted February 21, 2005 and valued at $16.78 per share. The aggregate value of the shares is $2,350,500. In addition, Messrs. Bower, Brown and Cardwell each received 30,000 profits interest units and Messrs. Harris and Trubiana each

[1]	During 2007, Mr. Trubiana moved from the development department to the executive department at which time he became ineligible to participate further in the Student Housing Development Bonus Plan and his target bonus was increased to 75% of base salary.

received 20,000 profits interest units which were immediately vested representing an aggregate 0.59% interest in our Operating Partnership and worth an aggregate of $2,182,500 (valued at the $16.79 per unit for Messrs. Bower, Brown, Cardwell and Harris and at $16.78 per unit for Mr. Trubiana).
     In addition, pursuant to his 2005 Employment Agreement, Mr. Trubiana is eligible to receive five annual awards of 4,000 shares of common stock, which vest immediately, beginning after his first year of employment; provided that Mr. Trubiana meets certain individual performance criteria established year to year by EDR’s President and is subject to approval by the Board of Directors.
     The 2005 Employment Agreements permitted us to terminate the executive’s employment for or without “cause.” In addition, either prior to or after a change in control of our Company, each executive had the right under his employment agreement to resign for “good reason.” The benefits received by executive upon termination of their employment can be found in the section of this proxy entitled “Potential Payments Upon Termination or Change in Control” below.
     Each of the 2005 Employment Agreements further provides that the executive agrees not to compete with us, individually or on behalf of any person or entity engaged in the business of owning and managing off-campus student housing communities, providing third-party management services for student housing communities and providing third-party development consulting services for student housing communities, within the territory specified in the agreement. The duration of these restrictions is three years following termination of employment for Mr. Bower, two years following termination of employment for Messrs. Brown and Cardwell and one year following termination of employment for Messrs. Harris and Trubiana. Each executive also agrees that he will not, during such respective period, directly or indirectly, solicit any of our customers for the purpose of providing any goods or services competitive with us within the specified territory, and not to, directly or indirectly, solicit, recruit or induce any of our employees to terminate their relationship with us or work for any other person or entity competitive with us. Each executive also agrees not to use or disclose any of our trade secrets for so long as the information constitutes a trade secret and not to use or disclose any of our confidential information.
2008 Compensation Actions
     On January 1, 2008, we executed new employment agreements (the “2008 Employment Agreements”) with each of our Named Executive Officers. The 2008 Employment Agreements provide for a three-year term, expiring on January 1, 2011, and automatically extend for additional one-year periods unless either party terminates the agreement by providing prior written notice to the other party not later than 60 days prior to the expiration thereof. Under the 2008 Employment Agreements, each executive officer is to be paid an annual base salary to be adjusted annually at the discretion of EDR’s Compensation Committee. Under the 2008 Employment Agreements, each executives’ eligibility for annual cash performance bonuses remained unchanged from that discussed above with the exception of Mr. Trubiana who now has a target of 75% of base salary (50% of which based on the performance of EDR and 50% of which is based on the performance of the executive in light of previously established goals and objectives). In addition, Mr. Trubiana is no longer eligible for the Student Housing Development Bonus. No additional grants of restricted stock or profits interest units were made under the 2008 Employment Agreements, however, Mr. Trubiana remains eligible for the annual grant of 4,000 shares of common stock discussed above through the end of the five-year term.
     In setting compensation for 2008, the Compensation Committee utilized two surveys prepared by outside companies. The first was the Compensation Survey published by the National Association of Real Estate Investment Trusts, or NAREIT, and conducted by FPL Associates Compensation, a division of FPL Associate L.P. The survey is designed to provide real estate companies, specifically real estate investment trusts and real estate operating companies, with current information regarding competitive compensation levels and trends, as well as the design, features and administration of competitive benefits programs. The report provides information on four components of compensation: base salary, total annual cash compensation, long-term incentive value and total remuneration. A total of 95 companies participated in the survey.
     The second survey utilized by the Compensation Committee was the National Apartment Survey Report on Corporate/Regional Positions published by the National Multi Housing Council, or NMHC, and conducted by Watson Wyatt Data Services. Compensation data in the report is organized by position first on a national level and then smaller regional levels and provides information on annual salary and total compensation. A total of 101 organizations participated in the survey.
     In reviewing increases in compensation for Messrs. Bower, Brown, Cardwell, Harris and Trubiana in 2008, the Compensation Committee looked at (1) from the NAREIT survey, the median base salary, total cash compensation, long-term incentives and total remuneration for companies in the residential sector, companies with a market capitalization of less than $1 billion and companies with less than 750 full-time employees and (2) from the NMHC survey, the median base salary and total cash compensation for companies with revenue of greater than $100 million, publicly traded companies and companies located in the Southeast region of the United States. The Compensation Committee then took the average of both salaries and compared those averages to the current compensation of the various executive officers. In all cases, compensation paid by EDR was below the average.
     The Compensation Committee also looked at the median salaries for companies with more than 500 employees, companies with revenues greater than $100 million, publicly traded REITs and companies with assets under $1 billion from the NMHC survey and compared these dollar amounts to the 2007 salaries of EDR’s executive officers and the proposed 2008 salaries. Based in part upon this data, the Compensation Committee approved increases to annual compensation effective January 1, 2008 to $375,000, $253,000, $197,000, $180,000 and $190,000 for Messrs. Bower, Brown, Cardwell, Harris and Trubiana respectively.
     The surveys do not provide information on which companies participating in the survey fall into each category, therefore we are unable to provide a list of specific benchmark companies.
Elements of Post-Termination Compensation
     Employment Agreements. During 2007, each of our Named Executive Officer’s employment was governed by the 2005 Employment Agreements that provide for benefits upon termination or a change in control in certain instances. A detailed discussion, including the changes such as restricted stock acceleration made to post-termination payments in the 2008 Employment Agreements is provided under “Potential Payments Upon Termination or Change in Control” below.
     2004 Incentive Plan. In the event of any “change in control” of EDR (as defined below), including certain mergers, consolidations, divisions, business combinations and the sale of all or substantially all of our assets, our Compensation Committee may, in its discretion, provide that all outstanding non-vested options, share appreciation rights or restricted share units will terminate as of the consummation of such change of control. The Compensation Committee also may accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding options, share appreciation rights or restricted share units to a date within the 30-day period prior to the date of such change of control and/or may provide that holders of options, share appreciation rights or restricted share units will receive a payment in respect of cancellation of their awards based on the amount, if any, by which the per share consideration being paid for our common stock in connection with such corporate event exceeds the applicable exercise price. In addition, our Compensation Committee may, in its discretion, provide that all outstanding awards will vest upon any change of control of EDR. In general terms, a “change in control” occurs under the following circumstances: (i) the sale, transfer or other disposition of 80% or more of the aggregate value of our assets, or (ii) a sale of 50% or more of our then-outstanding voting shares in a single transaction or a series of related transactions.
Impact of Regulatory Requirements
     Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the company’s Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by a public company as a tax deduction. The Compensation Committee believes it is appropriate to consider the $1,000,000 limit on the deductibility of executive compensation and to generally seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Equity-based incentives granted under EDR’s stock incentive plans in 2007 qualify as performance-based compensation. None of EDR’s executive officers received compensation in 2007 that would exceed the $1,000,000 limit on deductibility. The Compensation Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.
     Accounting for Stock-Based Compensation
     Beginning on January 1, 2006, EDR began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).
Conclusion
     The Compensation Committee believes the executive leadership of EDR is a key element to its success and that the compensation package offered to the executive is a key element in attracting and retaining the appropriate personnel.
     The Compensation Committee believes it has historically maintained a salary and annual bonus level that is reflective of the talent and success of the individuals being compensated, comparable enough across the industry with regard to EDR’s size and performance to retain quality executives yet still cognizant of the cost to EDR.
     The Compensation Committee will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for stockholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary and/or appropriate as a measure to incentivize, retain and/or reward executive officers.

EXECUTIVE COMPENSATION
2007 Summary Compensation
     The following table sets forth certain summary information for the year 2007 and 2006 with respect to the compensation awarded to and earned by our Chief Executive Officer and each of the four other most highly compensated executive officers of EDR whose total annual salary and bonus exceeded $100,000. We refer to these executive officers in this proxy statement as the “Named Executive Officers.”

							Non-Equity
							Incentive Plan	All Other
Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards(2)		Compensation	Compensation(3)	Total
Paul O. Bower	2007	$350,000			$151,110	(4)	$175,000		$676,110
Chairman, Chief Executive Officer	2006	$300,000			$151,110	(5)	$180,000		$631,110
and President

Randall H. Brown	2007	$243,000			$134,320	(6)	$212,625	$2,936	$592,881
Executive Vice President, Chief	2006	$225,000			$134,320	(7)	$135,000	$3,105	$497,425
Financial Officer, Treasurer and Secretary

Craig L. Cardwell	2007	$189,000			$117,530	(8)	$168,210	$4,615	$479,355
Executive Vice President and	2006	$175,000			$117,530	(9)	$119,875	$2,450	$414,855
President of Allen & O’Hara Education Services, Inc.

William W. Harris	2007	$170,000	$117,498	(10)	$33,580	(11)		$3,786	$324,864
Senior Vice President of	2006	$140,000	$65,136	(12)	$33,580	(13)		$2,679	$241,395
Development and President of Allen & O’Hara Development Company, LLC

Thomas Trubiana	2007	$170,000	$112,838	(14)	$91,720	(15)		$3,574	$378,132
Senior Vice President and Chief	2006	$140,000	$74,498	(16)	$90,600	(17)		$2,191	$307,289
Investment Officer

(1)	Annual salaries were increased effective January 1, 2008 for Messrs. Bower, Brown, Cardwell, Harris and Trubiana to $375,000, $253,000, $197,000, $180,000 and $190,000, respectively.

(2)	The amounts listed in this column for 2007 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R). Such amounts include the current vesting of awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 9 — Incentive Plans to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on March 4, 2008. The amounts listed in this column for 2006 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). Such amounts include the current vesting of awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 8 — Incentive Plans to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-K filed with the SEC on March 15, 2007.

(3)	This column reports all other compensation to the Named Executive Officers as follows
During 2007:
•	Mr. Brown — $2,936 contribution to 401(k) plan;

•	Mr. Cardwell — $4,615 contribution to 401(k) plan;

•	Mr. Harris — $3,786 contribution to 401(k) plan; and

•	Mr. Trubiana -$3,574 contribution to 401(k) plan.
During 2006:
•	Mr. Brown — $3,105 contribution to 401(k) plan;

•	Mr. Cardwell — $2,450 contribution to 401(k) plan;

•	Mr. Harris — $2,679 contribution to 401(k) plan; and

•	Mr. Trubiana -$2,191 contribution to 401(k) plan.
(4)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for 2007 vesting of 9,000 of 45,000 restricted shares of common stock issued to Mr. Bower on January 31, 2005 pursuant to his employment agreement.

(5)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2006 vesting of 9,000 of 45,000 restricted shares of common stock issued to Mr. Bower on January 31, 2005 pursuant to his employment agreement.

(6)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2007 vesting of 8,000 of 40,000 restricted shares of common stock issued to Mr. Brown on January 31, 2005 pursuant to his employment agreement.

(7)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2006 vesting of 8,000 of 40,000 restricted shares of common stock issued to Mr. Brown on January 31, 2005 pursuant to his employment agreement.

(8)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2007 vesting of 7,000 of 35,000 restricted shares of common stock issued to Mr. Cardwell on January 31, 2005 pursuant to his employment agreement.

(9)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2006 vesting of 7,000 of 35,000 restricted shares of common stock issued to Mr. Cardwell on January 31, 2005 pursuant to his employment agreement.

(10)	Mr. Harris is eligible to participate in both the Incentive Compensation Plan for Executive Officers and the Student Housing Development Bonus Plan; however, he is only eligible to receive a maximum of the greater of the two. During 2007, the bonus Mr. Harris received from the Student Housing Development Bonus Plan exceeded the amount of the award he was eligible for under the Incentive Compensation Plan for Executive Officers; therefore, Mr. Harris received only the Student Housing Development Bonus.

(11)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2007 vesting of 2,000 of 10,000 restricted shares of common stock issued to Mr. Harris on January 31, 2005 pursuant to his employment agreement.

(12)	Mr. Harris is eligible to participate in both the Incentive Compensation Plan for Executive Officers and the Student Housing Development Bonus Plan; however, he is only eligible to receive a maximum of the greater of the two. During 2006, the bonus Mr. Harris received from the Student Housing Development Bonus Plan exceeded the amount of the award he was eligible for under the Incentive Compensation Plan for Executive Officers; therefore, Mr. Harris received only the Student Housing Development Bonus.

(13)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2006 vesting of 2,000 of 10,000 restricted shares of common stock issued to Mr. Harris on January 31, 2005 pursuant to his employment agreement.

(14)	During a portion of 2007, Mr. Trubiana was eligible to participate in both the Incentive Compensation Plan for Executive Officers and the Student Housing Development Bonus Plan; however, he is only eligible to receive a maximum of the greater of the two. During 2007, the bonus Mr. Trubiana received from the Student Housing Development Bonus Plan was $38,291. Mr. Trubiana received the remaining $74,547 of the $112,838 he was eligible for under the Incentive Compensation Plan for Executive Officers. During 2007, Mr. Trubiana moved from the development department to the executive department and became ineligible to participate further in the Student Housing Development Bonus Plan.

(15)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2007 vesting of: (a) 2,000 of 10,000 restricted shares of common stock issued to Mr. Trubiana on February 21, 2005 pursuant to his employment agreement ($33,560); and (b) 4,000 shares of common stock issued to Mr. Trubiana on March 1, 2007 pursuant to his employment agreement ($58,160).

(16)	Mr. Trubiana is eligible to participate in both the Incentive Compensation Plan for Executive Officers and the Student Housing Development Bonus Plan; however, he is only eligible to receive a maximum of the greater of the two. During 2006, the bonus Mr. Trubiana received from the Student Housing Development Bonus Plan exceeded the amount of the award he was eligible for under the Incentive Compensation Plan for Executive Officers; therefore, Mr. Trubiana received only the Student Housing Development Bonus.

(17)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the 2006 vesting of: (a) 2,000 of 10,000 restricted shares of common stock issued to Mr. Trubiana on February 21, 2005 pursuant to his employment agreement ($33,560); and (b) 4,000 shares of common stock issued to Mr. Trubiana on May 24, 2006 pursuant to his employment agreement ($57,040).

2007 Grants of Plan-Based Awards
     The following table summarizes grants of plan-based awards made to our Named Executive Officers in 2007.

			Estimated Possible
			Payouts Under Non-Equity			All Other
			Incentive Plan Awards (1)			Stock Awards:		Grant Date
						Number of		Fair Value of
	Grant	Approval	Threshold	Target	Maximum	Shares of		Stock and
Name	Date	Date	(2)	(3)	(4)	Stock or Units		Option Awards
Paul O. Bower	—	—	$87,500	$350,000	$437,500	—		—
Randall H. Brown	—	—	$60,750	$243,000	$303,750	—		—
Craig L. Cardwell	—	—	$47,250	$189,000	$236,250	—		—
William W. Harris (5)	—	—	$21,250	$85,000	$106,250	—		—
Thomas Trubiana (6)	—	—	$31,875	$127,500	$159,375	—		—
	3/1/2007	2/21/2007	—	—	—	4,000	(7)	$58,160

(1)	Represents the threshold, target and maximum payouts to the Named Executive Officers pursuant to EDR’s Incentive Compensation Plan for Executive Officers. See “Elements of In-Service Compensation — Incentive Bonus Plans” above.

(2)	Executive officers qualify for the threshold amount if EDR meets 80% of its budget for pre tax net operating income.

(3)	Executive officers qualify for the target amount if EDR meets 100% of its budget for pre tax net operating income and the executive officer meets 100% of their individual performance goals.

(4)	Executive officers qualify for the maximum award if EDR exceeds its budget for pre tax net operating income by 120% and the executive officer meets 100% of their individual performance goals.

(5)	Mr. Harris is eligible to participate in both the Incentive Compensation Plan for Executive Officers and the Student Housing Development Bonus Plan; however, he may only receive a maximum of the greater of the two. During 2007, the bonus that Mr. Harris received from the Student Housing Development Bonus Plan exceeded the maximum amount he was eligible to receive under the Incentive Compensation Plan for Executive Officers; therefore, Mr. Harris received only the Student Housing Development Bonus.

(6)	During 2007, Mr. Trubiana was eligible to participate in both the Incentive Compensation Plan for Executive Officers and the Student Housing Development Bonus Plan; however, he was only eligible to receive a maximum of the greater of the two. During 2007, the amount Mr. Trubiana received under the Student Housing Development Bonus Plan was less than the amount he was eligible for under the Incentive Compensation Plan for Executive Officers, therefore Mr. Trubiana received part of his bonus pursuant to the Student Housing Development Bonus Plan and the remainder under the Incentive Compensation Plan for Executive Officers. Due to his move from the development department to the executive department during 2007, Mr. Trubiana is no longer eligible to participate in the Student Housing Development Bonus Plan.

(7)	On March 1, 2007, Mr. Trubiana received a grant of 4,000 shares of common stock that vested immediately, pursuant to his employment agreement.
     As discussed in more detail in the section of this proxy entitled “Compensation Discussion and Analysis — Employment Agreement,” we entered into employment agreements with each of our named executive officers. Pursuant to these agreements, the annual salary of each executive was subject in each case to an annual increase in accordance with our normal executive compensation practices as approved annually by our Board of Directors. Mr. Trubiana’s salary was increased with his promotion effective January 1, 2007 to $170,000 and the Compensation Committee approved increases in base salary effective January 1, 2007 for Messrs. Bower, Brown, Cardwell and Harris to $350,000, $243,000, $189,000 and $170,000, respectively. During 2007, salaries comprised 51.8%, 41.0%, 39.4%, 52.3% and 45.0% of total compensation for Messrs. Bower, Brown, Cardwell, Harris and Trubiana, respectively. Effective January 1, 2008, salaries for Messrs. Bower, Brown, Cardwell, Harris and Trubiana were increased to $375,000, $253,000, $197,000, $180,000 and $190,000, respectively

     Pursuant to their employment agreements, each executive officer is also eligible for annual cash performance bonuses under the Incentive Compensation Plan for Executive Officers (reported above in the 2007 Summary Compensation table under “Non-Equity Incentive Plan Compensation”) as follows: (1) for Messrs. Bower, Brown and Cardwell, a target of 100% of base salary (50% of which based on the performance of EDR and 50% of which is based on the performance of the executive in light of previously established goals and objectives) (2) for Mr. Trubiana, a target of 75% of base salary (50% of which is based on the performance of EDR and 50% of which is based on the performance of the executive in light of previously established goals and objectives) and (3) for Mr. Harris, a target of 50% of base salary (50% of which is based on the performance of EDR and 50% of which is based on the performance of the executive in light of previously established goals and objectives). Mr. Trubiana’s 2005 Employment Agreement provides for a target of 50% of base salary (50% of which is based on the performance of EDR and 50% of which is based on the performance of the executive in light of previously established goals and objectives, however, Mr. Trubiana moved from the development department to the executive department during 2007 at which time his target was increased to 75% of base salary as he was not longer eligible to participate in the Student Housing Development Bonus Plan. The actual award amounts are determined by our Board of Directors in accordance with the terms of a bonus plan adopted by the Board of Directors and on the same basis as our other executives (with appropriate adjustments due to title and salary).
     Messrs. Harris and Trubiana were also eligible for the Student Housing Development Bonus Plan, which allocates 5% of the cash collected for development fees and construction management fees during the year to those individuals who worked on the projects. However, Messrs. Harris and Trubiana were only eligible to receive a maximum of the greater of the two bonuses. In 2007, Messrs. Bower, Brown, Cardwell, Harris and Trubiana were awarded incentive cash bonuses of $175,000, $212,625, $168,210, $117,498, and $112,838, respectively. The bonus paid to Mr. Harris was paid pursuant to the Student Housing Development Bonus Plan. The bonus paid to Mr. Trubiana was paid $38,291 under the Student Housing Development Bonus Plan and $74,547 under the Incentive Compensation Plan for Executive Officers. A more detailed discussion of each plan can be found in the section of this proxy entitled “Elements of In-Service Compensation — Incentive Bonus Plans.” During 2007, Mr. Trubiana moved from the development department to the executive department and at that time became ineligible to participate further in the Student Housing Development Bonus Plan.
     Additionally, under their respective 2005 Employment Agreements, Messrs. Bower, Brown, Cardwell, Harris and Trubiana were granted 45,000 shares, 40,000 shares, 35,000 shares, 10,000 shares and 10,000 shares, respectively, of restricted stock vesting ratably over five years. In addition, Mr. Trubiana is eligible to receive five annual awards of 4,000 shares of common stock, which vest immediately, beginning after his first year of employment; provided that he meets certain minimal individual performance criteria established year to year by EDR’s President and approved by the Board of Directors. No additional shares were granted under their 2008 Employment Agreements, however, Mr. Trubiana is still eligible to receive his annual awards.
2007 Outstanding Equity Awards at Fiscal Year End
     The following table summarizes the number of outstanding equity awards held by each of our Named Executive Officers as of December 31, 2007.

	Stock Awards
	Number of Shares or Units of Stock		Market Value of Shares or Units
Name	That Have Not Vested		Of Stock That Have Not Vested(1)
Paul O. Bower	27,000	(2)	$303,480
Randall H. Brown	24,000	(3)	$269,760
Craig L. Cardwell	21,000	(4)	$236,040
William H. Harris	6,000	(5)	$67,440
Thomas Trubiana	6,000	(6)	$67,440

(1)	Based on EDR’s closing market price on December 31, 2007 of $11.24.

(2)	On January 31, 2005, Mr. Bower was granted 45,000 shares of restricted common stock, which vests equally on each anniversary of the grant over five years.

(3)	On January 31, 2005, Mr. Brown was granted 40,000 shares of restricted common stock, which vests equally on each anniversary of the grant over five years.

(4)	On January 31, 2005, Mr. Cardwell was granted 35,000 shares of restricted common stock, which vests equally on each anniversary of the grant over five years.

(5)	On January 31, 2005, Mr. Harris was granted 10,000 shares of restricted common stock, which vests equally on each anniversary of the grant over five years.

(6)	On February 21, 2005, Mr. Trubiana was granted 10,000 shares of restricted common stock, which vests equally on each anniversary of the grant over five years.
2007 Option Exercise and Stock Vested
     The following table summarizes the number of shares of common stock and the value of those shares that vested in 2007 that were previously awarded under our 2004 Incentive Plan to our Named Executive Officers.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting	on Vesting
Paul O. Bower	9,000	$135,270	(1)
Randall H. Brown	8,000	$120,240	(1)
Craig L. Cardwell	7,000	$105,210	(1)
William H. Harris	2,000	$30,060	(1)
Thomas Trubiana	2,000	$30,200	(2)
	4,000	$55,880	(3)

(1)	Based on EDR’s closing market price on January 31, 2007 of $15.03.

(2)	Based on EDR’s closing market price on February 21, 2007 of $15.10.

(3)	Based on EDR’s closing market price on May 24, 2007 of $13.97.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     We have entered into employment agreements, effective as January 1, 2008 with each of our Named Executive Officers. These employment agreements permit us to terminate the executive’s employment for or without cause. Cause is generally defined to mean:
•	the executive’s insubordination

•	the executive’s breach of his employment agreement;

•	any act or omission by the executive which injures, or is likely to injure, EDR or the business reputation of the EDR;

•	the executive’s dishonesty, fraud, malfeasance, negligence or misconduct;

•	the executive’s failure to (i) satisfactorily perform the executive’s duties under his employment agreement, (ii) follow the direction of any individual to whom the executive reports, (iii) abide by our policies, procedures and rules or (iv) abide by laws applicable to the executive in the executive’s capacity as our employee, executive or officer;

•	the executive’s arrest, indictment for, conviction of, or entry of a plea of guilty or no contest to, a felony or crime involving moral turpitude;

•	the executive’s resignation unless such resignation is based upon good reason; or

•	the executive’s refusal to perform duties unless such refusal is based upon good reason.
     In addition, either prior to or after a change in control of EDR, each executive has the right under his employment agreement to resign for “good reason” under the following circumstances: (i) we materially reduce the executive’s current title, duties or responsibilities without either cause or the executive’s consent; (ii) the executive provides us with written notice of such action and provides us with a 30-day cure period to remedy such action; (iii) we fail to remedy such action within the cure period; and (iv) the executive resigns within ten days of the expiration of the cure period; provided, however, that the occurrence of a Change of Control and the corresponding change in the executive’s duties and responsibilities one (1) or more year(s) after the Change of Control shall not, by itself, be sufficient to qualify as good reason.
     Each employment agreement provides that, if the respective executive’s employment is terminated by us without cause or by the executive for good reason prior to a change in control, the executive will be entitled to continue to receive his base salary as follows: (1) for the greater of one year or the remaining term of his employment agreement for Mr. Bower, (2) for the greater of one year or the remaining term of his employment agreement minus twelve months for Messrs. Brown and Cardwell and (3) for one year for Messrs. Harris and Trubiana. In addition, the executive will receive all accrued but unpaid salary, bonus and vacation through the termination date; payment for all approved, but unreimbursed, business, expenses provided that a request for reimbursement is submitted in accordance with EDR’s policies and within five business days of the executive’s termination date; and we will pay premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months for Messrs. Bower, Brown and Cardwell and for 12 months for Messrs. Harris and Trubiana.
     Each employment agreement further provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within twelve months after a change of control, then the executive will receive a termination payment equal to the following: (1) 2.99 times the sum of (a) the then current base salary and (b) the average bonus for the two years prior to the change of control for Mr. Bower, (2) two times the sum of (a) the executive’s then current base salary and (b) the executive’s average bonus for the two years prior to the change of control for Messrs. Brown, Cardwell and Trubiana, and (3) the then current base salary for Mr. Harris. In addition, the executive will receive all accrued but unpaid salary and bonus through the termination date; payment for all approved, but unreimbursed, business, expenses provided that a request for reimbursement is submitted in accordance with EDR’s policies and within five business days of the executive’s termination date; and we or our successor will pay premiums for COBRA continuation coverage for the executive and eligible dependents for a period of up to 18 months for Messrs. Bower, Brown, Cardwell and Trubiana and for 12 months for Mr. Harris. In general terms, a change of control occurs under the following circumstances: (i) the sale, transfer or other disposition of 80% or more of the aggregate value of our assets, as reasonably determined by the Board of Directors or (ii) a sale of 50% or more of our then outstanding voting stock in a single transaction or a series of related transactions.
     In addition to the above payments, each executives’ employment agreement provides that upon a Change of Control, all Unvested Award Shares granted to the executive pursuant to the Restricted Stock Award shall immediately, and without any action by the Board or any committee thereof, vest and become Vested Award Shares.
     In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:
•	The date of termination is December 31, 2007;

•	Executive Officers are entitled to the termination benefits provided for in their 2008 Employment Agreements;

•	The annual salary at the time of termination is equal to the base salaries effective December 31, 2007;

•	Four weeks of vacation are unused, accrued and unpaid;

•	There is no unpaid bonus for the prior year;

•	There is no accrued and unpaid salary;

•	There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•	The value of unvested shares which could vest upon a change in control under the 2004 Incentive Plan are based on EDR’s closing market price at December 31, 2007 of $11.24; and

•	Our cost for continued medical, prescription and dental benefits is constant over the benefit period.

		Before Change in	After Change in
		Control	Control
		Termination	Termination
		w/o Cause or for	w/o Cause or	Voluntary
Name	Benefit	Good Reason	for Good Reason	Termination	Death	Disability
Paul O. Bower	Severance Payment	$1,050,000	$1,046,500	—	$1,050,000	$1,050,000
	Bonus Payment	—	$530,725	—	—	—
	Health Care Benefits
	Continuation	$19,507	$19,507	—	$19,507	$19,507
	Vacation	$26,923	—	—	$26,923	$26,923
	Vesting of Stock Awards	—	$303,480	—	—	—

Randall H. Brown	Severance Payment	$486,000	$486,000	—	$486,000	$486,000
	Bonus Payment	—	$347,625	—	—	—
	Health Care Benefits
	Continuation	$19,507	$19,507	—	$19,507	$19,507
	Vacation	$18,692	—	—	$18,692	$18,692
	Vesting of Stock Awards	—	$269,760	—	—	—

Craig L. Cardwell	Severance Payment	$378,000	$378,000	—	$378,000	$378,000
	Bonus Payment	—	$288,085	—	—	—
	Health Care Benefits
	Continuation	$19,507	$19,507	—	$19,507	$19,507
	Vacation	$14,538	—	—	$14,538	$14,538
	Vesting of Stock Awards	—	$236,040	—	—	—

William H. Harris	Severance Payment	$170,000	$170,000	—	$170,000	$170,000
	Bonus Payment	—	—	—	—	—
	Health Care Benefits
	Continuation (1)	—	—	—	—	—
	Vacation	$13,077	—	—	$13,077	$13,077
	Vesting of Stock Awards	—	$67,440	—	—	—

Thomas Trubiana	Severance Payment	$170,000	$340,000	—	$170,000	$170,000
	Bonus Payment	—	$187,336	—	—	—
	Health Care Benefits
	Continuation	$13,005	$19,507	—	$13,005	$13,005
	Vacation	$13,077	—	—	$13,077	$13,077
	Vesting of Stock Awards	—	$67,440	—	—	—

(1)	Does not currently participate in EDR’s Health Care Benefits Plan.

2007 DIRECTOR COMPENSATION
     For fiscal year 2007, each independent member of the Board of Directors was paid a $24,000 annual retainer fee. Each independent director also received $2,000 for each Board of Directors’ meeting that the director attended in person and $1000 for each Board of Directors’ meeting attended via teleconference. Additionally, each independent member of a committee of the Board of Directors received $1,250 for each committee meeting attended, the Chairman of the Audit Committee received $1,500 for each committee meeting attended and the Chairmen of the Compensation Committee and Nominating and Corporate Governance Committees received $500 for each committee meeting attended. The Nominating and Corporate Governance Committee also granted 1,000 shares of common stock to each independent director for 2007, which vested immediately.

	Fees Earned or
Name	Paid in Cash(1)	Stock Awards(2)	Total
Monte J. Barrow	$46,375	$13,690	$60,065
William J. Cahill, III	$43,375	$13,690	$57,065
John L. Ford	$41,500	$13,690	$55,190
Wendell W. Weakley	$31,074	$13,690	$44,764

(1)	This column represents annual director fees, meeting fees and chairmen fees.

(2)	This column represents the FAS 123(R) fair market value expense recorded during 2007 for stock awards made in 2007. On June 25, 2007, each independent director received 1,000 shares of common stock that vests immediately pursuant to EDR’s 2004 Incentive Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The following non-employee directors are the current members of the Compensation Committee of the Board of Directors: Messrs. Barrow and Cahill and Dr. Ford. During 2007, none of EDR’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on EDR’s Board of Directors or Compensation Committee.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Board of Directors of Education Realty Trust, Inc., a Maryland Corporation, has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and EDR’s Annual Report on Form 10-K.
Submitted by the Compensation Committee
of the Board of Directors:
William J. Cahill, III (Chairman)
Monte J. Barrow
John L. Ford

AUDIT COMMITTEE REPORT
     The Audit Committee assists the Board of Directors in its oversight of EDR’s financial reporting process and implementation and maintenance of effective controls to prevent, deter and detect fraud by management. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of EDR’s independent registered public accounting firm. The Audit Committee’s responsibilities are more fully described in its charter, which is accessible on EDR’s website at www.educationrealty.com.
     In overseeing the preparation of EDR’s financial statements, the Audit Committee met with both management and Deloitte & Touche LLP, EDR’s independent registered public accounting firm, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Deloitte & Touche LLP.
     The Audit Committee has discussed with Deloitte & Touche LLP, the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of EDR’s financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with Deloitte & Touche LLP its independence from EDR and its management.
     The Audit Committee has also considered whether the provision of non-audit services, and the fees charged for such services, by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP from EDR. The Audit Committee meets on a regular basis privately in separate executive sessions with certain members of senior management and Deloitte & Touche LLP. Each of the members of the Audit Committee qualifies as an “independent” director under the current NYSE listing standards and applicable SEC rules.
     Based on the review and discussions referred to above, the Audit Committee recommended to EDR’s Board of Directors that EDR’s audited financial statements be included in EDR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Audit Committee has selected and the Board of Directors has approved the appointment of Deloitte & Touche LLP as EDR’s independent auditor.
     Submitted by the Audit Committee of the Board of Directors:
Wendell W. Weakley (Chairman)
Monte J. Barrow
William J. Cahill, III
     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
     At the Annual Meeting, five persons will be elected to serve on our Board of Directors, each for a one-year term or until their successors are duly elected and qualify. There are no family relationships among any of the members of our Board of Directors.
     Directors are elected by a plurality of the votes cast at the Annual Meeting in the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
Current Director Nominees
     Paul O. Bower, age 65, has served as Chairman of our Board of Directors since July 2004. He is also our Chief Executive Officer and President. Mr. Bower joined our predecessor, Allen & O’Hara, Inc. (“Allen & O’Hara”), in July 1969, and from 1969 to 1977, he served as Assistant General Manager of Granville Towers (University of North Carolina), General Manager of The Towers (University of Wisconsin) and Summit Hall (West Virginia University), and Regional Director and Branch Manager of Allen & O’Hara’s student housing/foodservice group. In 1977, Mr. Bower was promoted to Vice President of the student housing group of Allen & O’Hara’s management services department, and he became Senior Vice President of that department in 1979. In 1994, Mr. Bower was named Senior Vice President of Management Contract Development, and in 1997 he was named Executive Vice President of Development. In January 1998, he became President and Chief Executive Officer of Allen & O’Hara. Mr. Bower holds the Certified Property Manager designation conferred by the Institute of Real Estate Management (IREM) and is a member of the Memphis Board of Realtors and the Association of College and University Housing Officers — International. Mr. Bower also serves on the Board of Directors of Youth Villages, a local private nonprofit organization dedicated to helping emotionally and behaviorally troubled children and their families.
     Monte J. Barrow, age 63, has served as a member of our Board of Directors since January 2005. From February 1982 until August 2002, Mr. Barrow served as the Chief Financial Officer and Senior Vice President of MS Carriers, Inc., a publicly-traded trucking transportation company (NASDAQ: MSCA). While serving as Chief Financial Officer of MS Carriers, Mr. Barrow was responsible for the accounting, financial, human resources and information technology departments. Mr. Barrow retired in August 2002, following the sale of MS Carriers to Swift Transportation Company, Inc. Since February 2003, Mr. Barrow has been self-employed as the owner and operator of two privately-held businesses.
     William J. Cahill, III, age 62, has served as a member of our Board of Directors since January 2005. Mr. Cahill has served as the Corporate Vice President of Human Resources of FedEx Corporation (NYSE: FDX) since June 2004 until his retirement in June 2007. He served as Vice President of Human Resources of FedEx Corporation from February 1998 until June 2004. He had been with FedEx since December 1979. In his role, Mr. Cahill was responsible for executive compensation, succession planning, healthcare strategy, retirement investment, employment, legal compliance and other human resources functions at FedEx Corporation. Mr. Cahill is currently an owner and partner in restaurants located in Middle Tennessee and Northern Alabama.
     John L. Ford, age 62, has served as a member of our Board of Directors since January 2005. Dr. Ford is the Senior Vice President and Dean of Campus Life at Emory University where he oversees student housing and seventeen other departments. Dr. Ford was a professor of policy analysis and management and the dean of students at Cornell University from 1992 to 2000. He has held administrative, academic or research positions at: the University of Exeter in England, the University of British Columbia in Canada, the Japanese Nursing Association in Japan, the Dokkyo University Medical School in Japan, Johns Hopkins University, and the University of Chicago. Dr. Ford is currently a member of the Board of Trustees of the University of the South.

     Wendell W. Weakley, age 53, has served as a member of our Board of Directors since May 2007. Mr. Weakley is the President and CEO of the University of Mississippi Foundation. Prior to joining the Foundation on July 1, 2006, he was with PricewaterhouseCoopers LLP (“PwC”) from August 1976 to June 2006. Mr. Weakley was an audit partner with PwC serving public clients in the manufacturing, distribution and retail sectors in the Memphis, Dallas and Tampa offices over his career. As an audit manager, he also served a two-year international tour of duty with PwC. He has served as the Office Managing Partner for the Memphis office of Price Waterhouse as well as the audit and industry leader in the Dallas/Ft. Worth market for PwC. He was also a Regional Risk Management partner for PwC. Mr. Weakley is a Certified Public Accountant.
     The Board of Directors recommends a vote FOR each nominee named above.

PROPOSAL 2
RATIFICATION AND SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors has appointed Deloitte & Touche LLP to serve as EDR’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The appointment of this firm was recommended to the Board of Directors by the Audit Committee, and the Board of Directors has further decided that management should submit the appointment of Deloitte & Touche LLP to the stockholders at the annual meeting. Deloitte & Touche LLP has audited EDR’s financial statements since its inception in 2004. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Deloitte & Touche LLP will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Audit and Non-Audit Fees
     The following table presents the aggregate fees billed by Deloitte & Touche LLP, EDR’s independent registered public accounting firm, for the most recent fiscal years ended December 31, 2006 and 2007:

	2006	2007
Audit Fees (1)	$1,137,635	$955,934
Audit-Related Fees (2)	—	—
Tax Fees (3)	324,727	218,900
All Other Fees	—	—

TOTAL FEES	$1,462,362	$1,174,834

(1)	Fees for audit services billed in fiscal 2006 and 2007 included the following (a) audits of our annual financial statements and the effectiveness of EDR’s internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings, including student housing property and/or portfolio acquisitions; (b) reviews of unaudited quarterly financial statements; and (c) services related to the issuance of comfort letters, consents and other services related to SEC matters.

(2)	Any amounts would represent fees billed related to financial accounting and reporting consultations.

(3)	Amount represents fees billed for tax compliance services and tax planning.
     The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP.
     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting on the matter will be required to ratify the appointment of Deloitte & Touche LLP.
     On behalf of the Audit Committee, the Board of Directors recommends a vote FOR Proposal No. 2.
Pre-Approval Policies and Procedures
     Pursuant to the Audit Committee’s Charter, the Audit Committee reviews and pre-approves audit and non-audit services performed by EDR’s independent registered public accounting firm as well as the fee charged for such services. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm. The Audit Committee may delegate to one or more designated committee members the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to pre-approve shall be presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2006 and 2007, all of the audit and non-audit services provided by EDR’s independent registered public accounting firm were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

OTHER MATTERS
     Our management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their discretion.
By Order of the Board of Directors,
Randall H. Brown
Secretary

Education Realty Trust	Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 19, 2008.

Vote by Internet
• Log on to the Internet and go to www.proxyvote.com

• Follow the steps outlined on the secured website.

Vote by telephone
• Log on to the Internet and go to www.proxyvote.com.
• Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

01 – Paul O.Bower	For	Withhold	02 – Monte J. Barrow	For	Withhold	03 – William J. Cahill, III	For	Withhold
	☐	☐		☐	☐		☐	☐

04 – John L. Ford	For	Withhold	05 – Wendell W. Weakley	For	Withhold
	☐	☐		☐	☐

2. Ratification of appointment of Deloitte & Touche LLP as EDR’s independent auditors for the fiscal year ending December 31, 2008.
	For	Against	Abstain
	☐	☐	☐

B Non-Voting Items

Change of Address – Please print your new address below.	Comments – Please print your comments below.
Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within box.	Signature 2 – Please keep signature within box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Education Realty Trust

530 Oak Court Drive, Suite 300
Memphis, Tennessee 38117
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Paul O. Bower and Randall H. Brown, or either of them, with full power of substitution, as proxy to represent and vote all shares of common stock, $.01 par value per share, of Education Realty Trust, Inc. held of record by the undersigned as of the close of business on April 1, 2008, at the Annual Meeting of Stockholders to be held on May 20, 2008 or any adjournment or postponement thereof, as designated on the reverse side hereof and in their discretion as to other matters.
The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.
YOUR VOTE IS IMPORTANT
Please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to [               ], so your shares may be represented at the Meeting.
Please mark, date and sign as your name appears above and return in the enclosed envelope.